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                                                                  EXHIBIT 10.22

BANC OF AMERICA SECURITIES LLC                                           [LOGO]
Montgomery Correspondent Services
a division of Banc of America Securities LLC

August 31, 1999

Spires Financial, L.P.
5151 San Felipe, Suite 1300
Houston, TX 77056

         RE: FULLY DISCLOSED CLEARING AGREEMENT

Dear Mr. Badger:

This Agreement sets forth the terms and conditions under which Montgomery Correspondent Services, a division of Banc of America Securities LLC ("Montgomery Correspondent Services" or the "Clearing Broker"), will clear and carry on a fully disclosed basis your customer and proprietary accounts, and you ("you" or the "Introducing Broker") will become a correspondent of Montgomery Correspondent Services.

SECTION 1. CERTAIN REGULATORY REQUIREMENTS.

         (A) LAWS AND REGULATIONS. This Agreement, and all transactions and activities hereunder, are subject to the federal and state securities laws, including the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), the Investment Company Act of 1940 and the Investment Advisers Act of 1940, and to the Employee Retirement Income Security Act of 1974 ("ERISA"), and to any other applicable federal, state, local or non-U.S. law, and to any rule or regulation under the foregoing, including the rules of the Securities and Exchange Commission (the "SEC"), of any state securities authority, of the Board of Governors of the Federal Reserve System including Regulation T, of any "foreign financial regulatory authority" (as defined in Section 3 of the Exchange Act), of any "self-regulatory organization" ("SRO") (as defined in Section 3 of the Exchange Act), including the New York Stock Exchange, Inc. (the "NYSE") and the National Association of Securities Dealers, Inc., (the "NASD") (each of the foregoing entities, a "Financial Regulatory Authority") or of any other regulatory body or agency having authority over a transaction or an account (collectively, the "Laws and Regulations"). For purposes of this Agreement, if you are not a member of the NYSE, you



BANC OF AMERICA SECURITIES LLC, MEMBER NYSE/MASD/SIPC, IS A SUBSIDIARY OF BANK OF AMERICA CORPORATION.

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agree that in each case where there is a reference in this Agreement to a rule of the NYSE (the "NYSE Rules") you will comply with the comparable rules of the NASD.

         (B) SIPC. Solely for the purposes of the financial responsibility rules of the SEC and the Securities Investor Protection Act of 1970, the Introduced Accounts shall be considered to be accounts of Montgomery Correspondent Services, as your clearing broker.

SECTION 2. SERVICES TO BE PROVIDED BY MONTGOMERY CORRESPONDENT SERVICES.

Montgomery Correspondent Services will provide the following services to you with respect to the accounts owned by your customers (the "Customers") and your proprietary accounts (all such accounts, collectively, the "Introduced Accounts"):

         (A) EXECUTION, CLEARANCE AND SETTLEMENT. Montgomery Correspondent Services will execute orders and/or clear and settle transactions for the purchase and sale of securities in the Introduced Accounts. In the event you execute orders for an Introduced Account away from Montgomery Correspondent Services, Montgomery Correspondent Services will, on a best efforts basis, attempt to clear and settle the transactions within a reasonable period.

         (B) CONFIRMATIONS AND STATEMENTS. Montgomery Correspondent Services will prepare trade confirmations and monthly or quarterly statements for Customers as required by the Laws and Regulations; provided that you shall provide Montgomery Correspondent Services on the day of any trade with any information known to you and required for the order ticket and Customer confirmation, including your role in any transaction. Montgomery Correspondent Services will mail periodic statements and trade confirmations to Customers.

         (C) CASHIERING FUNCTIONS. Montgomery Correspondent Services will perform all cashiering functions for the Introduced Accounts, including the receipt, delivery, and transfer of securities purchased, sold, borrowed, and loaned, the making and receipt of payments therefor, the custody and safeguarding of securities and payments so received, the receipt and distribution of dividends and other distributions, the processing of exchange offers, rights offerings, warrants, tender offers, and redemptions, and such other functions as may be agreed upon by the parties.

         (D) PROVISION OF CERTAIN INFORMATION.

         (i) Each business day with respect to the close of business on the previous business day, Montgomery Correspondent Services will supply you with copies of all margin activity statements, money lines, and daily commission detail reports. Montgomery Correspondent Services will provide you with copies of Customers' periodic statements on the day they are mailed to Customers. Unless you notify Montgomery Correspondent Services within one NYSE business day after your receipt of such information of any mistakes or discrepancies therein, Montgomery Correspondent Services shall be entitled to consider all such information correct absent manifest error.

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         (ii)   Montgomery Correspondent Services will advise you, with
respect to the Introduced Accounts, of the need for buying-in or selling-out positions, of any failures to deliver or pay, and of any required margin calls.

         (iii) Montgomery Correspondent Services shall provide you, upon your written request and at your expense, with all appropriate data in its possession pertinent to the proper performance and supervision of any function specifically allocated to you pursuant to the terms of this Agreement.

         (E) BOOKS AND RECORDS. Montgomery Correspondent Services will establish and maintain all prescribed books and records of transactions executed or cleared through it that are customarily maintained by a clearing broker and that are not specifically assigned to you pursuant to the terms of this Agreement, including a stock record, a daily record of required margin, and other information required by NYSE Rule 432(a).

         (F) SERVICES EXPRESSLY LIMITED. Unless otherwise agreed to in writing, Montgomery Correspondent Services shall not provide to you any services that are not expressly and specifically set forth in this Agreement. Further, Montgomery Correspondent Services will not be bound to make any investigation into the facts surrounding any transaction that it may have with you on a principal or agency basis or that you may have with your Customers or other persons.

SECTION 3. FEES TO MONTGOMERY CORRESPONDENT SERVICES; YOUR COMMISSIONS.

         (A) FEES. You agree to pay Montgomery Correspondent Services for its services pursuant to this Agreement the amounts set forth in Schedule A to this Agreement, but not less per month than the minimum fee amount set out in Schedule A (the "Minimum Monthly Fee"). The Minimum Monthly Fee requirement may be met only through fees paid Montgomery Correspondent Services for the services set out in Schedule A, and not by other income, including interest income, paid to or earned by Montgomery Correspondent Services from the Introduced Accounts. The Schedule A fee service amounts and the Minimum Monthly Fee may be changed by Montgomery Correspondent Services at any time after the first anniversary of this Agreement on thirty (30) days' prior written notice to you.

         (B) INTRODUCING BROKER COMMISSIONS. Clearing Broker will remit monthly to you any commission revenue or markups due you, payable by the 15th day of each calendar month for all amounts earned during the preceding month, and after deduction of (a) all clearing and other charges, costs, or expenses due Montgomery Correspondent Services in accordance with the terms of this Agreement, including the Minimum Monthly Fee to the extent applicable; (b) all charges payable by Montgomery Correspondent Services on your account; and
(c) all amounts due Montgomery Correspondent Services from you under this Agreement including amounts arising from any losses, liabilities, or damages in accordance with the terms hereof.

SECTION 4. PROCEDURES FOR INTRODUCED ACCOUNTS.

         (A) OPENING AND MAINTAINING ACCOUNTS; RESPONSIBILITY OF INTRODUCING BROKER

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         (i) Customer Agreements; Documentation and Information. At or prior to the time of the opening of each Introduced Account, you shall obtain, verify and furnish Montgomery Correspondent Services with all information or documentation concerning such Introduced Account which Montgomery Correspondent Services may require including (i) a "Cash Account Agreement,"
(ii) for customers executing margin transactions, a "Margin Agreement, 'Vii) in respect of any agency Introduced Account, the name of any principal for whom the agent is acting and written evidence of the agent's authority, (iv) tax-related documentation and certifications, and (v) any other document necessary to comply with the Laws and Regulations. The Cash Agreement, the Margin Agreement and any other agreements in respect of the Introduced Accounts to which Montgomery Correspondent Services is a party or a beneficiary (collectively, the "Customer Agreements") shall be on forms supplied by Montgomery Correspondent Services. Montgomery Correspondent Services will mail Customer Agreements and other documentation to Customers or potential customers at your request. Within five days of any request of Montgomery Correspondent Services, you shall furnish Montgomery Correspondent Services with any other additional or supplementary documents regarding, and agreements executed by, the Customer in respect of the Introduced Account on forms supplied by Montgomery Correspondent Services. Montgomery Correspondent Services reserves the right to negotiate the terms of its Customer Agreements and other agreements executed by the Customers. All changes reflected in writing on the Customer Agreements are deemed accepted by you if you do not promptly, following your receipt of such agreement, object in writing to both Montgomery Correspondent Services and the Customer. The terms of all existing and future Customer Agreements are deemed incorporated herein by reference.

         (ii) Requirement of Margin Agreements. All transactions in any Introduced Account are to be considered cash transactions until such time as Montgomery Correspondent Services has received and accepted a Margin Agreement, duly and validly executed in respect of such Introduced Account.

         (iii) Credit Review and Information. You will be solely responsible for the conduct of your own credit review of any Customer. Each party will make available upon request of the other the information it obtains from standard industry services regarding the creditworthiness of any Introduced Account.

         (iv) Failure To Comply With Documentation Requirements. If any documentary or agreement request made by Montgomery Correspondent Services has not been satisfied, Montgomery Correspondent Services may in its sole discretion refuse any or all orders or transactions for the Introduced Account or close the Introduced Account at any time. If orders are placed or transactions executed for an Introduced Account after Montgomery Correspondent Services has given notice of insufficient documentation, no commission credit will be granted to you on such orders or transactions. On receipt of the necessary documents, this restriction will be lifted with respect to future commissions, but no past commissions will be credited or paid.

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         (v) Rejection or Termination of Accounts. Montgomery Correspondent
Services reserves the right to reject any requested Introduced Account and to terminate any previously accepted Introduced Account at any time.

         (B) CUSTOMER PAYMENT AND DELIVERY OBLIGATIONS; MARGIN REQUIREMENTS.

         (i) Responsibility for Payments and Deliveries. You are liable as primary obligor to Montgomery Correspondent Services for all payments of money and deliveries of securities by the Introduced Accounts including (a) timely payments and deliveries following or in respect of a transaction, (b) maintaining at all times margin in each Introduced Account to the satisfaction of Montgomery Correspondent Services, (c) the payment of any debit balance in an Introduced Account and the delivery of securities in respect of any short sale or securities borrowing, (d) until funds are credited to Montgomery Correspondent Services, all payments to Montgomery Correspondent Services on checks received by it in connection with the Introduced Accounts, (e) payment and delivery of "when issued" transactions in the Introduced Accounts, (f) the delivery of securities sold and the return of securities loaned in good delivery form, without restrictive legends of any kind, and (g) any loss or damage Montgomery Correspondent Services may incur resulting from any failure by a Customer in respect of an Introduced Account to pay or make delivery as required. Your obligations shall continue whether or not any margin extensions have been granted by Montgomery Correspondent Services and whether or not such extensions have been requested by you. You acknowledge that Montgomery Correspondent Services has sole discretion to execute buy-ins or sell-outs in any Introduced Account, or to exercise any other remedies available against the Customer or Introduced Account, regardless of whether such action is required by the Laws and Regulations. You further agree that you are liable as primary obligor to Montgomery Correspondent Services for the obligations of your Customers under their respective Customer Agreements as such may exist from time to time and as further provided in Section 11(C) of this Agreement.

         (ii) Determination of Margin Requirements. It shall be solely within the discretion of Montgomery Correspondent Services to determine from time to time and at any time the minimum amount, type and timing of the collateral ("margin") to be collected in respect of any Introduced Account or position held in an Introduced Account. Montgomery Correspondent Services may require more margin of an Introduced Account than is required by the Laws and Regulations. Montgomery Correspondent Services shall be responsible for generating all initial and maintenance margin calls and may itself send such calls or may instruct you to send such calls. You shall remain responsible as primary obligor for the collection of such margin payments as set forth in the preceding paragraph.

         (C) PRIME BROKERAGE CUSTOMERS. Where you act as an executing broker for Introduced Accounts that prime broker their securities away from you (a "Prime Brokerage Customer"), you shall notify Montgomery Correspondent Services with respect to each account for which you intend to act as an executing broker and you shall be solely responsible for conducting your own credit review with respect to each such Prime Brokerage Customer. You shall promptly notify Montgomery Correspondent Services, but in no event later than 5:00 p.m. New York time of trade date, in a mutually acceptable fashion, of such trades in sufficient

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detail for Montgomery Correspondent Services to be able to report and transfer any trade executed by you on behalf of a Prime Brokerage Customer to the relevant prime broker. You understand and agree that if the prime broker shall disaffirm or "DK" any trade executed by you on behalf of a Prime Brokerage Customer, you shall, if you have not already done so, open an account for such Prime Brokerage Customer with Montgomery Correspondent Services and shall transfer or deliver the trade to such account for your risk and expense to the same extent as for any other account introduced by you pursuant to this Agreement and subject to the right of Montgomery Correspondent Services to reject Introduced Accounts or individual trades. You understand and agree that for certain Prime Brokerage Customers, Banc of America Securities LLC may act as the prime broker. In certain instances, Banc of America Securities LLC as the prime broker will notify you that a problem exists and that it is unable to settle the trade and Banc of America Securities LLC acting as the clearing broker will request that you open a margin account for such Prime Brokerage Customer and transfer or deliver the trade to such margin account for your risk and expense to the same extent as for any account introduced by you pursuant to this Agreement and subject to Montgomery Correspondent Services' right to reject an Introduced Account or an individual trade. You understand and agree that all transactions for your Prime Brokerage Customers shall be conducted in accordance with the requirements of the SEC and of the Laws and Regulations generally governing prime brokerage transactions. In this regard, you acknowledge that you will enter into all prime brokerage agreements with your customers as principal for your own account and that you are responsible for obtaining and maintaining all prime brokerage documentation.

SECTION 5. TRADING AND TRADING PROCEDURES.

         (A) TRANSMISSION OF ORDERS. An order for an Introduced Account may be transmitted to Montgomery Correspondent Services only by you and your agents. You shall be solely and exclusively responsible for approving all orders for the Introduced Accounts and for establishing procedures to ensure that such approved orders and transactions are transmitted properly to Montgomery Correspondent Services for execution and/or clearance.

         (B) ACCEPTANCE/REJECTION. Montgomery Correspondent Services reserves the right to accept or reject for execution or clearance any order or transaction for an Introduced Account. Further, Montgomery Correspondent Services reserves the right, in its sole discretion, to restrict trading in any Introduced Account, including your proprietary accounts, to liquidating orders or cash transactions only, or to prohibit certain trading strategies or trading of certain securities or types of securities.

         (C) CONTRA BROKER. When you either execute your own orders or otherwise designate the contra broker to any transaction, you shall be responsible as primary obligor to Montgomery Correspondent Services for any loss it suffers in the event that the contra broker fails to perform. Without limiting the foregoing, Montgomery Correspondent Services shall have the right in its sole discretion to refuse to trade with any contra broker or to limit the size of any trade with a contra broker. In the event you trade with a contra broker that has been not been approved by Montgomery Correspondent Services, or in excess of an amount approved by Montgomery Correspondent Services, Montgomery Correspondent Services shall have the right to reject all or any part of the transaction for clearance and settlement. You agree to take

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all appropriate capital charges on your books arising out of or incurred in connection with your executing orders away from Montgomery Correspondent Services. You agree to comply with all requirements of the Automated Confirmation Transaction system ("ACT"), including the provisions by which Montgomery Correspondent Services may limit your "Gross Dollar Thresholds" as such term is defined in the ACT Rules.

SECTION 6. CHARGES AND INTEREST PAYMENTS TO INTRODUCED ACCOUNTS.

         (A) COMMISSIONS AND MARK-UPS. You will have complete discretion over the amount of commissions, mark-ups, or other charges or expenses in respect of transactions in the Introduced Accounts (collectively, "Customer Charges"); provided that any such Customer Charge shall be within the usual and normal operational capabilities of Montgomery Correspondent Services. You represent and warrant that no Customer Charge will violate the Laws and Regulations.

         (B) MARGIN INTEREST RATE. Montgomery Correspondent Services shall determine the rate of margin interest charged on any Introduced Account that has a debit balance. Interest income earned through such charges to any Introduced Account shall be fully retained by Montgomery Correspondent Services. Montgomery Correspondent Services shall inform you upon your request of the interest rates it charges.

         (C) DEFAULT CHARGES. Montgomery Correspondent Services shall determine the charge, and the timing of such charge, to any Introduced Account maintained by Montgomery Correspondent Services, including the liquidation of securities held in the Introduced Account and the crediting of the proceeds to satisfy any obligations owed to Montgomery Correspondent Services, upon a loss or liability incurred by Montgomery Correspondent Services resulting from transactions or positions in any Introduced Account, including, but not limited to any item described in Section 4(B) of this Agreement.

         (D) FREE CREDIT BALANCES. Montgomery Correspondent Services shall inform you, upon your request, of the interest rates it pays from time to time on free credit balances in the Introduced Accounts.

SECTION 7. COMMUNICATIONS WITH CUSTOMERS AND OTHERS.

         (A) NYSE RULE 382. You agree to provide written notice to your existing Customers, and any future Customer, before Montgomery Correspondent Services accepts the Introduced Account, as to the nature of the services to be provided by Montgomery Correspondent Services pursuant to this Agreement, and your and Montgomery Correspondent Services's respective obligations to such Customers. Such written notice shall be in the form of a letter, in form and content agreeable to both parties, that complies with NYSE Rule 382 (the "Rule 382 Letter"). If Montgomery Correspondent Services so elects, it shall mail the Rule 382 Letters, in which case you shall be responsible for Montgomery Correspondent Services's costs incurred in connection with the preparation and mailing of such Rule 382 Letters.

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         (B) NOTATIONS ON MAILINGS. All confirmations, and monthly or quarterly statements, and other notices to Introduced Accounts shall indicate that the Introduced Accounts were introduced by you and that the role of Montgomery Correspondent Services is that of a clearing broker only. Inadvertent omission of such notations shall not be deemed to constitute a breach of this Agreement. Copies of the forms of all of the foregoing shall be furnished by Montgomery Correspondent Services to you.

         (C) WRITTEN APPROVAL FOR REFERENCES TO CLEARING BROKER. You shall not, without the prior written approval of Montgomery Correspondent Services, state in an advertisement or sales literature or any public media, including any electronic media such as a Web site or over the Internet, that you have entered into this Agreement with Montgomery Correspondent Services, or make any reference to Montgomery Correspondent Services or the services it furnishes to you pursuant to this Agreement. Neither shall Montgomery Correspondent Services disclose this Agreement or make reference to the Introducing Broker in any advertisement or sales literature or any public media without the prior written approval of the Introducing Broker.

          (D) CUSTOMER CORRESPONDENCE, COMPLAINTS, ACTIONS.

         (i) Customer inquiries and complaints shall be promptly investigated and answered by the party responsible for the subject matter of the inquiry.

         (ii) In the event any Customer correspondence is not directed to the party who is responsible under the terms of this Agreement for the area to which the correspondence relates, the original recipient of the Customer correspondence shall immediately forward the correspondence to the other party, which shall respond to it.

         (iii) You and Montgomery Correspondent Services shall give the other written notice of any customer complaint, threat of action or commencement of litigation involving any of the Introduced Accounts or Customers in connection with the services provided hereunder. Each shall also provide the other with a copy of any formal complaint or other action and inform the other of the disposition of any such action.

         (iv) In the event that Montgomery Correspondent Services deems it advisable to commence an action or proceeding against any of your Customers for malfeasance, misfeasance or nonfeasance, Montgomery Correspondent Services may do so after notice to you, or, upon the request of Montgomery Correspondent Services, you shall institute such action or proceeding. In any of such events, you shall indemnify Montgomery Correspondent Services in accordance with the provisions of Section 11 of this Agreement.

SECTION 8. CERTAIN RESPONSIBILITIES OF INTRODUCING BROKER.

         (A) DEPOSITS OF PAYMENTS AND SECURITIES. You shall promptly turn over to Montgomery Correspondent Services any and all payments and securities that you receive from Customers and, concurrently therewith, all such information as may be relevant or

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necessary to enable Montgomery Correspondent Services to record promptly and properly such payments and securities in the respective Introduced Accounts.

         (B) RESPONSIBILITY AS TO INTRODUCED ACCOUNTS AND TRANSACTIONS. Without limiting your general obligations in respect of the Introduced Accounts, you shall be solely and exclusively responsible for the following obligations in respect of all Introduced Accounts and transactions executed with or for Introduced Accounts (including Introduced Accounts managed by any investment adviser or other third party):

         (i) ensuring that the Customers are not minors or subject to any prohibitions under the Laws and Regulations generally relating to the incapacity of any Introduced Account, or any conflict of interest relating to such Introduced Account, such as those arising under Section 206(3) of the Investment Advisers Act of 1940;

         (ii) determining that any transactions introduced, or orders and instructions given, to Montgomery Correspondent Services have been properly authorized in advance by the Introduced Account and determining the genuineness of all certificates, papers, and signatures provided by each Introduced Account;

        (iii) determining that all orders or transactions for Introduced Accounts comply in all respects with the Laws and Regulations,

        (iv) using due diligence to learn and know on a continuing basis the essential facts concerning each Customer, including verifying the address changes of each Customer, knowing all persons holding a power of attorney over any Introduced Account, being familiar with each order in any Introduced Account and at all times fully complying with NYSE Rule 405 and all similar Laws and Regulations;

        (v) determining the suitability of all transactions (including option transactions) for Introduced Accounts, including with respect to the frequency of trading in the Introduced Accounts and that any transaction is consistent with the investment objectives of the Introduced Account;

       (vi) ensuring that there is a reasonable basis for all recommendations made to Customers;

       (vii) the handling of any discretionary Introduced Accounts, as required by NYSE Rule 408 or any other applicable Laws and Regulations;

       (viii) compliance with any notice or approval requirement to any employer of a Customer having an interest in, or controlling, an Introduced Account, including obligations imposed by NYSE Rule 407 or any other applicable Laws and Regulations;

       (ix) compliance with any NASD regulation or interpretation governing "Free-Riding and Withholding" and any other Law or Regulation governing permitted purchases in a public offering;

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       (x) compliance with any and all disclosure document and prospectus delivery requirements, option agreement requirements, and supervisory requirements, in connection with Introduced Accounts that enter into option transactions;

       (xi) compliance with Rule lob-16 ("Truth In Lending") under the Exchange Act and "payment for order flow" disclosure; provided, however, that any documents provided to Customers in connection therewith shall be approved in writing by Montgomery Correspondent Services in advance of transmission;

       (xii) delivering (or making available to Montgomery Correspondent Services for delivery) any prospectus required pursuant to the prospectus delivery requirements of the Securities Act or by other applicable Laws and Regulations;

       (xiii) specifically approving the opening of any new account, in compliance with NYSE Rule 405(3) and other applicable Laws and Regulations, before forwarding such account to Montgomery Correspondent Services as a potential Introduced Account;

       (xiv) compliance with all Laws and Regulations concerning transfers of "restricted" or "control" securities in Introduced Accounts; and

       (xv) obtaining and maintaining all documents necessary for the performance of your responsibilities under this Agreement and retaining such documents in accordance with all applicable Laws and Regulations.

You shall promptly furnish Montgomery Correspondent Services with such documentation with regard to any of the foregoing matters as may be requested by Montgomery Correspondent Services.

         (C) SUPERVISORY PROCEDURES/TRAINING/INSIDER TRADING. You shall be responsible for your compliance with applicable supervisory requirements under the NYSE Rules, including NYSE Rule 342 and 351, or any related or similar provisions of the Laws and Regulations, including those concerning
(i) supervising the activities and training of your principals and registered representatives and other agents in the performance of their functions allocated to you pursuant to the terms of this Agreement, (ii) periodic reviews, investigations, and reports on insider trading and manipulative and deceptive practices with respect to Introduced Accounts, (iii) hiring, selecting, investigating, training, and supervising all of your personnel who open, accept, approve, or authorize transactions in the Introduced Accounts;
(iv) establishing written compliance and supervisory procedures for the conduct of the Introduced Accounts and ongoing review of all transactions in Introduced Accounts, and (v) maintaining compliance and supervisory personnel adequate to implement such procedures.

         (D) REGISTERED PERSONNEL. You shall be responsible for, and you represent that, before you commence any trading in options or other special types of securities for any Introduced Account, you will have appropriately registered representatives and principals with the appropriate SRO(s).

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SECTION 9. INFORMATION TO BE PROVIDED BY INTRODUCING BROKER.

         (A) FINANCIAL INFORMATION. At the time you enter into this Agreement, you shall provide Montgomery Correspondent Services with your most recent annual audited financial statements, and if of a later date, most recent semi-annual unaudited financial statement, and with your most recent Financial and Operational Combined Uniform Single Reports ("FOCUS" Reports). Subsequently, you shall provide Montgomery Correspondent Services with copies of your annual audited, and semi-annual unaudited, financial statements as well as copies of all financial information and reports you file with or provide to the SEC or any SRO, including but not otherwise limited to FOCUS Reports, at the same time you so file or provide such document. At the time you provide any notice or report to the SEC or any SRO pursuant to Rule 17a-11 under the Exchange Act, or pursuant to the Rules referenced in Rule 17a-11(h) under the Exchange Act, you shall notify Montgomery Correspondent Services by telephone and immediately thereafter provide a copy of such notice or report. You shall also immediately inform Montgomery Correspondent Services of any alleged deficiency or violation asserted by a Financial Regulatory Authority or by your accountants, relating to capital, recordkeeping or accounting matters, including deficiencies asserted in routine inspections, whether or not any report on such matter is required by the Exchange Act. You shall further provide Montgomery Correspondent Services, monthly or more frequently if so requested by Montgomery Correspondent Services, information and reports relating to your financial condition, including but not otherwise limited to information regarding your aggregate indebtedness ratio, net capital and excess net capital.

         (B) FORM BD AND RESTRICTION AGREEMENT. You shall provide Montgomery Correspondent Services at the time of the execution of this Agreement, with a current composite Form BD and any "restriction agreement", and subsequently with any amendment or supplement to your Form BD or restriction agreement. In addition, upon request of Montgomery Correspondent Services, you shall provide any information you file or have on file with any Financial Regulatory Authority relating to you or any of your directors, officers and agents.

         (C) LITIGATION AND REGULATORY. You shall promptly provide to Montgomery Correspondent Services, but in any event within three (3) business days of the initiation of any such event, to the extent it relates or could foreseeably relate in a material way to your business activities, all information concerning every action, suit, investigation, inquiry, or proceeding (formal or informal) pending or threatened against or affecting you, any of your affiliates, or any officer, director, general securities principal, financial or operations principal, or employee, independent contractor, or other person associated with you, or their respective property or assets, by or before any court or other tribunal, any arbitrator, any governmental authority, or any SRO.

         (D) OTHER INFORMATION.. You shall provide Montgomery Correspondent Services with all appropriate data in your possession pertinent to the proper performance and supervision of any function or responsibility specifically allocated to Montgomery Correspondent Services pursuant to the terms of this Agreement.

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SECTION 10. LIMITATIONS ON ACTIVITIES OF INTRODUCING BROKER.

         (A) MARKET MAKING. Upon the execution of this Agreement, you shall provide to Montgomery Correspondent Services a written list of all securities with respect to which you area market maker. You shall give Montgomery Correspondent Services prompt written notice of any change in the securities as to which you make a market. You shall cease making a market in any security or securities within one business day following any request by Montgomery Correspondent Services that you so limit your activities.

         (B) DISTRIBUTIONS AND LARGE POSITIONS. You shall provide to Montgomery Correspondent Services two weeks prior written notice if you desire to enter into any underwriting agreement or commitment. You agree that you will not accept any underwriting commitment, without the prior written consent of Montgomery Correspondent Services, which consent, if granted, may limit the number or dollar value of any securities as to which you may undertake a commitment. In addition, you will not accumulate a proprietary position in the securities, whether debt or equity, of any single issuer that is in excess of the dollar and percentage limits set out in Schedule A (the "Issuer Limits").

         (C) NO OTHER CLEARING AGENTS. You agree that Montgomery
Correspondent Services shall be your only clearing agent and that all transactions in any customer or proprietary account serviced by your firm shall be cleared exclusively through Montgomery Correspondent Services.

        (D) NO STATEMENTS OR BILLINGS. You shall not generate and/or prepare any statements, bills, or confirmations respecting any Introduced Account unless expressly authorized to do so in writing by Montgomery Correspondent Services.

        (E) CHANGE IN BUSINESS. You shall not make any material change in your line of business without the prior written consent of Montgomery Correspondent Services. Such consent shall not be unreasonably withheld or delayed. For this purpose, a material change in your line of business shall include any change requiring an amendment to your Form BD or any "restriction agreement" or any of the further changes set out in Schedule A (a "Material Business Change").

SECTION 11. ERRORS, CONTROVERSIES AND INDEMNITIES.

         (A) LIMITATIONS OF MONTGOMERY CORRESPONDENT SERVICES LIABILITY, INCLUDING USE OF INDEPENDENT SERVICE PROVIDERS.

         (i) Montgomery Correspondent Services's sole responsibility and liability is expressly provided by the Agreement and is limited to you. In no event shall Montgomery Correspondent Services be responsible to any person for indirect or consequential damages arising out of any action or inaction by it, regardless of any notice. Montgomery Correspondent Services shall not be liable for any loss caused, directly or indirectly, by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions beyond the control of Montgomery Correspondent Services. In the event that any communication network, data processing system, or computer system used by Montgomery Correspondent Services or by you, whether or not owned or provided by Montgomery Correspondent Services, is rendered inoperable, other than on account of the failure of any such system to accurately receive, process, or provide date/time data within, from, into, and between the 20th and 21st centuries, including leap year calculations, Montgomery Correspondent Services shall not be liable to you for any loss, liability, claim, damage or expense resulting, either directly or indirectly, therefrom.

         (ii) Montgomery Correspondent Services may, at its reasonable option, retain one or more independent data processing or other service bureaus to perform functions allocated to Montgomery Correspondent Services under this Agreement. Montgomery Correspondent Services will not be responsible for any losses, damages, liability or expenses claimed by you or your Customers arising from any such failure beyond the amount of such losses, damages, or expenses incurred by you that Montgomery Correspondent Services is able to recover pursuant to the terms of its agreement with such service bureau.

         (B) INDEMNIFICATION FROM MONTGOMERY CORRESPONDENT SERVICES. Montgomery Correspondent Services hereby agrees to indemnify, defend and hold harmless you and each person, if any, who controls you within the meaning of
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses, including attorney's fees and costs, arising out of the bad faith, gross negligence or criminal acts or omissions on the part of any of Montgomery Correspondent Services's directors, officers or employees with respect to the services provided by Montgomery Correspondent Services under this Agreement.

         (C) INDEMNIFICATION FROM INTRODUCING BROKER. You hereby agree to indemnify, defend and hold harmless Montgomery Correspondent Services, its agents, officers and directors, and each person, if any, who controls Montgomery Correspondent Services within the meaning of Section 20 of the Exchange Act (collectively, "Indemnified Persons") from and against any and all losses, claims, damages, liabilities and expenses, including attorney's fees and costs, arising out of one or more of the following:

         (i) any obligation of an Introduced Account as provided in Section 4(B) of this Agreement and failure of an Introduced Account to comply with a Customer Agreement or other agreement with Montgomery Correspondent Services that you have approved or are deemed to have approved pursuant to Section 4(A) of this Agreement, whether or not such failure is within your control;

         (ii) your failure to properly perform your duties, obligations and responsibilities as set forth in this Agreement; provided, however, that the participation of any employee of Montgomery Correspondent Services in any transactions referred to herein shall not affect your indemnification obligations hereunder unless such participation by such employee of Montgomery Correspondent Services was in bad faith or grossly negligent, in which case, your indemnity shall only extend to the degree of your relative fault;

         (iii) any dishonest, fraudulent, negligent or criminal act or omission on the part of any of your shareholders, principals, officers, partners, employees, registered representatives, agents or customers;

         (iv) all claims or disputes between you and your Customers with respect to the matters set forth in this Agreement, it being understood and agreed that you guarantee the validity of Customer orders in the form such orders are transmitted to Montgomery Correspondent Services by you and you stand in the position of primary obligor to Montgomery Correspondent Services for the purpose of assuring that each Customer will promptly and fully perform its commitments and obligations with respect to all transactions in its accounts carried by Montgomery Correspondent Services;

        (v) any adverse claims with respect to any Customer securities delivered to or cleared by Montgomery Correspondent Services, it being understood and agreed that Montgomery Correspondent Services shall be deemed to be an intermediary between you and your Customers and Montgomery Correspondent Services shall be deemed to make no representations or warranties other than as provided in Section 8-306(3) of the New York Uniform Commercial Code;

         (vi) any default by any over-the-counter contra broker as provided in Section 5(C) of this Agreement and claim by any third-party or contra broker arising out of Montgomery Correspondent Services's rejection of any transaction pursuant to such Section;

        (vii) your breach of any representation or warranty under this reement; or

        (viii) Montgomery Correspondent Services's guarantee of any signatures with respect to transactions in the Introduced Accounts.

        (D) CUSTOMER CONTROVERSIES. Errors, misunderstandings or controversies, except those specifically otherwise covered in this Agreement, between the Customer and you or any of your employees which shall arise out of your acts or omissions (including, without limiting the foregoing, your failure to deliver promptly to Montgomery Correspondent Services any instructions received by you from Customers with respect to the voting, tender or exchange of shares held in an Introduced Account) shall be your sole and exclusive responsibility. In the event that, by reason of such error, misunderstanding or controversy, you in your discretion deem it advisable to commence an action or proceeding against a Customer, you shall indemnify and hold Montgomery Correspondent Services and the Indemnified Parties harmless from any loss, liability, damage, claim, cost or expense (including but not limited to reasonable fees and expenses of legal counsel) which Montgomery Correspondent Services or the Indemnified Parties may incur or sustain directly or indirectly in connection therewith or under any settlement thereof. If such error, misunderstanding or controversy shall result in the bringing of any action or proceeding against Montgomery Correspondent Services or the Indemnified Parties, you shall indemnify and hold Montgomery Correspondent Services and the Indemnified Parties harmless from any loss, liability, damage, claim, cost or expense (including but not limited to reasonable fees and expenses of legal counsel) which Montgomery Correspondent Services or the Indemnified Parties may incur or sustain directly or indirectly in connection therewith or under any settlement thereof.

         (E) NOTIFICATION REQUIREMENTS. In case any proceeding (including any Financial Regulatory Authority investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel satisfactory to the indemnified party to represent the indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated in this Section, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (F) SURVIVAL OF INDEMNITY. The indemnification provisions in this
Section 11, shall remain operative and in full force and effect, regardless of the termination of this Agreement, and shall survive any such termination.

SECTION 12. COLLATERAL ACCOUNT; SECURITY INTEREST.

         (A) THE COLLATERAL ACCOUNT. You shall establish and maintain an account at Montgomery Correspondent Services (the "Collateral Account"), which shall at all times contain either cash, or securities issued or guaranteed as to principal and interest by the United States of America, that are maintained through the Treasury Reserve Automated Debt Entry System ("TRADES") referred to in 31 C.F.R. ss. 357.0 and that have a remaining maturity of ten (10) years or less, or a combination of both, having in the aggregate a market value of not less than the amount set out in Schedule A (the "Required Deposit"). The Collateral Account shall not be deemed to be margin for any Introduced Account and shall not in any way constitute an ownership interest in Banc of America Securities LLC. Montgomery Correspondent Services shall have the right, in its discretion, to increase the amount of the Minimum Deposit to be maintained in the Collateral Account. You may not reduce the value of cash or securities in the

Collateral Account below the Minimum Deposit until the latest of (i) the termination of this Agreement, (ii) ten days after the last transaction in respect of an Introduced Account has been settled and (iii) you have transferred to another broker-dealer all margin accounts of your Customers or other Introduced Accounts having a debit balance, other than accounts that Banc of America Securities LLC has agreed in writing to accept.

         (B) TRANSFERS TO COLLATERAL ACCOUNT. All transfers of funds by you to the Collateral Account shall be in immediately available funds. All securities transferred by you to the Collateral Account (i) shall be transferred on the TRADES book-entry system of a Federal Reserve Bank for the account of such participant therein as shall be designated from time to time by Montgomery Correspondenthouse Services for credit to Montgomery Correspondent Services or (ii) shall be transferred by any other method acceptable to Montgomery Correspondent Services.

         (C) SECURITY INTEREST; REMEDIES. You hereby grant Montgomery Correspondent Services a first priority perfected security interest in all of your right, title, and interest in the Collateral Account, all cash, securities, financial assets, investment property, or other assets from time to time held in or credited to the Collateral Account and all other assets now or hereafter in the possession of Montgomery Correspondent Services and all income or profits thereon, and all dividends and other payments with respect to and all proceeds of the foregoing (the "Collateral") as security for the repayment of all your obligations and liabilities to Montgomery Correspondent Services, whether now outstanding or hereafter arising or incurred, including but not limited to the indemnification obligations under
Section 11 hereof, the clearing fees and the Minimum Monthly Fee and any other amounts owed by you to Montgomery Correspondent Services. Upon the occurrence of an Event of Default (as defined below), Montgomery Correspondent Services may, without further notice to you, offset any and all liabilities, costs, or expenses (whether mature or contingent, liquidated or unliquidated and regardless of the currency in which denominated) due to it from you, against any and all liabilities, costs, or expenses (whether fixed, assured or contingent, liquidated or unliquidated, and regardless of the currency in which denominated) due you from it.

Montgomery Correspondent Services has the right to take any further action necessary to perfect its security interest in the Collateral, including marking its books and records to indicate the existence of such security interest. Moreover, you agree to execute such documents and take such other action as Montgomery Correspondent Services shall reasonably request, now and in the future, in order to allow it to perfect its rights with respect to any such Collateral.

You appoint Montgomery Correspondent Services as your attorney-in-fact, with full power of substitution to act on your behalf (i) to sign, seal, execute and deliver all documents, and do all such acts as may be required to realize upon all rights in the Collateral, (ii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue of any Collateral, (iii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral, (iv) to sell, transfer, assign or otherwise deal in or with any Collateral or the proceeds or avails thereof and (v) to extend the time of payment of any or all of the Collateral and make allowance or other adjustments with reference thereto.

In the event of a breach or default by you under this Agreement or any other agreement, instrument or document between Banc of America Securities LLC and you, or by you for the benefit, in whole or in part, of Banc of America Securities LLC, or in the event of the occurrence of any Event of Default (as described below), by or in respect of you (any such breach, default or Event of Default, a "Default"), Montgomery Correspondent Services shall have, in addition to the rights and remedies provided below, all rights and remedies available to a secured creditor under common law and any other applicable law, including Articles 8 and 9 of the New York Uniform Commercial Code (whether or not the New York Uniform Commercial Code is otherwise applicable).

Upon the occurrence of a Default, Montgomery Correspondent Services is hereby authorized, in its discretion: (1) to cancel any outstanding orders for the purchase or sale of any securities or other property, and/or (2) to sell or otherwise dispose of any or all of the Collateral or any of your other securities or other property which may be in its possession or control (either individually or jointly with others), and/or (3) to buy in any securities or other property of which your account or accounts may be short, and/or (4) otherwise foreclose upon any Collateral. Such sale, purchase or cancellation may be made on the exchange or other market, if any, where such business is then usually transacted, or at public auction or at private sale. Except for such notice as may be required under applicable law, Montgomery Correspondent Services may make such sale or transfer without advertising the same and without any notice of the time or place of sale to you or to your representatives, and without prior tender, demand or call of any kind upon you or upon your representatives, all of which are expressly waived. Furthermore, Montgomery Correspondent Services may be a purchaser at any sale of Collateral under this section. Montgomery Correspondent Services and any other purchaser may purchase the whole or any part of the Collateral free from any right of redemption (which you hereby waive), and you shall remain liable for any deficiency; it being understood that a prior tender, demand or call of any kind from Montgomery Correspondent Services, or prior notice from Montgomery Correspondent Services, of the time and place of such sale or purchase shall not be considered a waiver of its right to sell or buy any securities or other Property held by it, or which you may owe to it, at any time as provided herein.

To the extent permitted by the laws of the State of New York, you agree to pay Montgomery Correspondent Services the reasonable costs and expenses of collection, including, but not limited to, attorneys' fees incurred and payable or paid by it, for any debit balance and any unpaid deficiency in any Introduced Account.

         (D) INTEREST. Clearing Broker shall, from time to time, pay interest to you on the cash held in the Collateral Account at such rate as shall be set out by Montgomery Correspondent Services in a separate letter agreement.

SECTION 13. PAIB AGREEMENTS.

         (A) ESTABLISHMENT OF PAIB RESERVE ACCOUNT. In connection with the proprietary accounts of its introducing brokers ("PAIB"), Montgomery Correspondent Services has established a separate "Special Reserve Account for the Exclusive Benefit of Customers" (the "PAIB Account") with one or more banks in conformity with the standards of paragraph (f) of Rule 15c3-3 under the Exchange Act.

         (B) COMPUTATION OF THE PAIB RESERVE REQUIREMENT. Montgomery Correspondent Services will perform a reserve computation for your proprietary accounts together with the proprietary accounts of other introducing brokers ("PAIB reserve computation") within the time frames prescribed by Rule 15c3-3 under the Exchange Act for the customer reserve computation (the "customer reserve formula"). Montgomery Correspondent Services will conduct the PAIB reserve computation in accordance with the customer reserve formula, subject to such applicable modifications thereto as are appropriate for PAIB accounts.

         (C) DEPOSITS. Montgomery Correspondent Services will make deposits to the PAIB Account in accordance with the requirements set forth in Rule 15c3-3 for deposits to the customer reserve account, again subject to such applicable modifications thereto as are appropriate for PAIB accounts.

         (D) NOTIFICATION OF EXAMINING AUTHORITY. You agree and understand that it is your responsibility to notify your designated examining authority in writing within two business days of entering into this agreement.

         (E) INTERPRETATIONS. Notwithstanding anything herein to the contrary, Montgomery Correspondent Services shall be deemed to be in compliance with the terms of this Agreement so long as it is in compliance with all applicable regulatory requirements and attendant interpretations and guidance relating to PAIB Accounts as from time-to-time in effect. Without limitation, such requirements shall include the requirements and interpretations set forth in that certain No-Action Letter dated November 3, 1998 and issued by the Securities and Exchange Commission's Division of Market Regulation to Mr. Raymond J. Hennessey of the New York Stock Exchange and Mr. Thomas Cassella of the National Association of Securities Dealers.

SECTION 14. ADDITIONAL REPRESENTATIONS AND WARRANTIES.

         (A) THE INTRODUCING BROKER. You represent, warrant, and covenant as follows, which representations, warranties and covenants shall be deemed repeated on each day that Montgomery Correspondent Services executes an order or clears and settles a trade for an Introduced Account:

           (i) You have and shall maintain at all times during the life of this Agreement "net capital," computed in accordance with Rule 15c3-1 of the 1934 Act, equal to the greatest of the amount required of you by such Rule, the amount required under the Rules of any SRO of which you are a member, and the amount set out in Schedule A (the "Minimum Capital Requirement"). You are in compliance, and during the term of this Agreement will remain in compliance with, all financial reporting and recordkeeping requirements applicable to you under the Laws and Regulations. You shall immediately notify Montgomery Correspondent Services if (i) your net capital is less than the amount set forth in the preceding sentence, (ii) your excess net capital is less than 10% of required net capital, (iii) if you compute your net capital under the "basic method," your aggregate indebtedness ratio reaches or exceeds 10 to 1, or (iv) if you operate under the "alternative method," your net capital is less than 5% of aggregate debit items computed in accordance with Rule 15c3-3.

         (ii) You are a member in good standing of the NASD and your agents that deal with any Introduced Accounts, or that trade for or supervise the Introduced Accounts, are appropriately registered with the NASD or any other required SRO. You agree to promptly notify Montgomery Correspondent Services of any SRO memberships or affiliations. You are registered with the SEC under
Section 15 of the Exchange Act. You and your agents are registered or licensed and are qualified to do business in each jurisdiction where such registration or qualification shall be required in respect of transactions in the Introduced Accounts or other services provided to the Customers.

         (iii) You have all the requisite authority in conformity with all applicable Laws and Regulations to enter into this Agreement and to retain the services of Montgomery Correspondent Services in accordance with the terms hereof and have taken all necessary action to authorize the execution of this Agreement and the performance of your obligations hereunder.

         (iv) You shall keep confidential any confidential information you may acquire as a result of this Agreement regarding the business and affairs of Montgomery Correspondent Services, which requirement shall survive the life of this Agreement.

You shall carry a Securities Dealer Blanket Bond insurance policy in a minimum dollar amount and with a maximum deductible set out in Schedule A and otherwise acceptable to Montgomery Correspondent Services as to form, type of coverage and insurance company, in order to fully protect and indemnify Montgomery Correspondent Services and the Indemnified Parties against any loss, liability, damage, cost, or expense (including but not otherwise limited to fees and expenses of legal counsel) that Montgomery Correspondent Services may suffer or incur, directly or indirectly, as a result of any act of your employees, agents, or partners. The insurance policy should cover, but is not limited to, the following items: employee fidelity, premises, transit, forgery, securities, counterfeiting, facsimile signatures, central handling of securities (if required), computer systems, and loss payee and notification (with Banc of America Securities LLC designated as "joint loss payee"). This insurance coverage shall remain in effect while Montgomery Correspondent Services acts as your clearing agent and will include coverage for any claims made or discovered within 90 days following the termination of this clearing relationship. You further agree that if such a 90 day discovery clause is exercisable at your option, you will exercise such option.

         (B) BANC OF AMERICA SECURITIES LLC.

Banc of America Securities LLC represents, warrants, and covenants as follows:

         (i) Banc of America Securities LLC is, and will remain during the term of this Agreement, a member in good standing of the NASD and the NYSE and duly registered with the SEC.

         (ii) Banc of America Securities LLC has all the requisite authority, in conformity with all applicable Laws and Regulations, to enter into and perform this Agreement and has taken all necessary action to authorize the execution of this Agreement and the performance of its obligations hereunder.

         (iii) Banc of America Securities LLC is, and during the term of this Agreement will remain, in compliance with the capital and financial reporting requirements of the SEC and of every SRO of which it is a member.

         (iv) Banc of America Securities LLC represents and warrants that the names and addresses of your customers that have or may come to its attention in connection with the clearing and related functions it has assumed under this Agreement are confidential and shall not be utilized by Banc of America Securities LLC except in connection with the functions performed by Montgomery Correspondent Services pursuant to this Agreement. Notwithstanding the foregoing, should an Introduced Account request, on an unsolicited basis, that Banc of America Securities LLC become its broker, you acknowledge and agree that it may accept such account.

Banc of America Securities LLC shall keep confidential any confidential information it may acquire as a result of this Agreement regarding your business and affairs, which requirement shall survive the life of this Agreement.

Banc of America Securities LLC represents and warrants that the communications network, data processing systems and computer systems used by Montgomery Correspondent Services in connection with its performance under this Agreement will be able to accurately receive, process, or provide date/time data within, from, into, and between the 20th and 21st centuries, including leap year calculations, and will not be materially adversely affected by dates prior to, on, after, or spanning January 1, 2000.

SECTION 15. TERMINATION.

          (A) EVENTS OF DEFAULT. Notwithstanding any provision in this Agreement, the following events or occurrences shall constitute an Event of Default under this Agreement.

          (i) either party hereto shall fail to perform or observe any term, covenant, or condition to be performed hereunder (including, but not limited to, any representation, warranty, or covenant relating to net capital requirements) and such failure shall continue to be unremedied for a period of ten (10) days after receipt of written notice from the nondefaulting party to the defaulting party specifying the failure and demanding that the same be remedied; or

          (ii) any representation or warranty made by either party hereto shall prove to be incorrect at any time in any material respect; or

          (iii) a receiver, liquidator, or trustee of either party hereto or any property held by either party, is appointed by court order and such order remains in effect for more than thirty (30) days; or either party is adjudicated bankrupt or insolvent; or a substantial amount of property of either party is sequestered by court order and such order remains in effect for more than thirty (30) days; or a petition is filed against either party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within thirty (30) days after such filings; or

          (iv) either party hereto files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

          (v) either party hereto makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of either party, or of any property held by either party; or

          (vi) either party is enjoined, disabled, suspended, prohibited, or otherwise unable to engage in the securities business as a result of any administrative or judicial proceeding or action by the SEC or any other Financial Regulatory Authority.

         (B) TERMINATION UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. Upon the occurrence of any such Event of Default, the nondefaulting party may, at its option, by notice to the defaulting party declare that this Agreement shall be thereby terminated and such termination shall be effective as of the date such notice has been communicated to the defaulting party. If you default, Montgomery Correspondent Services shall have sole discretion to determine what orders, if any, it shall accept for any Introduced Account, and shall in addition to all rights it has under this Agreement, have all rights granted to it under the Customer Agreements incorporated by reference herein. In such event, Montgomery Correspondent Services shall be entitled, upon the consent of the Customer, to accept instructions directly from the Customer and to transfer the accounts directly to Banc of America Securities, Inc.

         (C) TERMINATION UPON MISREPRESENTATION OF CLEARING RELATIONSHIP AS BRANCH, AFFILIATION OR AGENCY. Should you in any way hold yourself out as, advertise or represent that your are the agent of, affiliated with, or a branch of Montgomery Correspondent Services, Montgomery Correspondent Services shall have the power, at its option, to terminate this Agreement and you shall be liable for any, loss, liability, damage, cost or expense (including but not limited to fees and expenses of legal counsel) sustained or incurred by Montgomery Correspondent Services as a result of such advertisement or representation.

         (D) TERMINATION FOR OTHER REASONS. This Agreement may be canceled by either of the parties hereto upon ninety (90) days' written notice.

         (E) EARLY TERMINATION. In the event that this Agreement shall be terminated for any reason prior to two (2) years following the date hereof, you shall pay to Montgomery Correspondent Services a termination fee equal to the expenses incurred by Montgomery

Correspondent Services in establishing systems procedures and capacity for servicing you and in discontinuing this Agreement. If there is insufficient collateral in the Collateral Account to cover all or part of the termination fee (in addition to any other liabilities of you to Montgomery Correspondent Services), said fee shall be paid within ten (10) days after your receipt of a statement of Montgomery Correspondent Services setting forth the expenses incurred by Montgomery Correspondent Services.

         (F) SURVIVAL. Termination shall not affect any of the rights and liabilities of the parties hereto incurred before the date of termination.

SECTION 16. MISCELLANEOUS.

         (A) AGREEMENT SUPERSEDES PREVIOUS AGREEMENTS/MODIFICATIONS. This Agreement supersedes any previous agreement and may be modified only by a writing signed by both parties to this Agreement. Such modification shall not be deemed to be a cancellation of this Agreement.

         (B) SUBMISSION OF AGREEMENT FOR APPROVAL. This Agreement and any amendment ox modification shall be submitted to and/or approved by the NYSE or such other SRO having authority to review and/or approve this Agreement or any amendment or modification hereof. In the event of any such disapproval,, the parties hereto agree to bargain in good faith to achieve the requisite approval.

         (C) ARBITRATION/LITIGATION. All disputes and controversies between you and Montgomery Correspondent Services relating to or arising out of their relationship or this Agreement shall be submitted to binding arbitration under the auspices of and pursuant to the arbitration rules of the NYSE and shall take place in the city of New York, New York.

         (D) ASSIGNMENT. This Agreement shall be binding upon all successors, assigns or transferees of both parties hereto, irrespective of any change with regard to the name of or the personnel of you or Montgomery Correspondent Services. Any assignment of this Agreement shall be subject to the requisite review and/or approval of any SRO whose review and/or approval must be obtained prior to the effectiveness and validity of such assignment. No assignment of this Agreement by you shall be valid unless Montgomery Correspondent Services consents to such an assignment in writing. Any assignment by Montgomery Correspondent Services to any subsidiary that it may create or acquire or control directly or indirectly will be deemed valid and enforceable in the absence of any consent from you.

         (E) GOVERNING LAW. The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out of the Agreement, shall be subject to the statutory and common law of the State of New York without reference to the conflict of law provisions thereof.

         (F) HEADINGS. The headings preceding the text, articles, and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

         (G) NOT A JOINT VENTURE OR AGENCY. Neither this Agreement nor any operation hereunder shall create a general or limited partnership, association, joint venture, branch, or agency relationship between you and Montgomery Correspondent Services, and you shall not make any statement or representation to the contrary.

         (H) SERVICES COVERED BY THIS AGREEMENT. This Agreement shall cover only the types of services set forth herein and is in no way intended nor shall it be construed to bestow upon you any special treatment regarding any other arrangements, agreements or understandings that presently exist or which may hereafter exist between you and your affiliates, on the one hand, and Montgomery Correspondent Services and its affiliates, on the other.

          (I) SEVERABILITY. If any provision or condition of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

          (J) WAIVER. The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party to this Agreement to exercise any right, power, remedy or privilege in the Agreement, or under any applicable statute or law, shall not be construed to be a waiver of, or to limit the exercise of, such right, power, remedy or privilege. No single, partial or other exercise of any such right, power remedy or privilege shall preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege.

          (K) NOTICES. All notices, consents, directions, approvals, restrictions, requests, or other communications required or permitted to be delivered hereunder shall be given to the parties hereto, effective upon delivery, at the addresses specified below:

If to Clearing Broker:

Montgomery Correspondent Services a
division of Banc of America Securities LLC
600 Montgomery Street San Francisco, CA
94111 Attn: Seth J. Gersch

With a copy to:              Victor A. Warnement
                             Managing Director and
                             Director, Legal & Regulatory Affairs
                             Banc of America Securities LLC
                             100 North Tryon Street, NC1-007-20-01
                             Charlotte, North Carolina 28255

If to Introducing Broker:
Spires Financial, L.P.
5151 San Felipe, Suite 1300
Houston, TX 77056
Attn: Peter Badger

Either party may change its address for notice purposes by giving written notice pursuant to registered mail of the new address to the other party.

         (L) INVESTIGATION OF INTRODUCING BROKER'S CREDIT. The Clearing Broker shall have the right to investigate your credit and financial worthiness.

         (M) HIRING AWAY. Without the prior written consent of Montgomery Correspondent Services, you will not during the period of this Agreement and for one year following its termination, hire or attempt to hire any person who is employed by Montgomery Correspondent Services or whose employment with Montgomery Correspondent Services terminated within the one-year period prior to the termination of this Agreement. The same policy shall apply to Montgomery Correspondent Services with regard to the hiring of persons employed by Introducing Broker.

Please evidence your agreement to the foregoing by executing and delivery to Montgomery Correspondent Services the enclosed copy hereof, and the information required by Sections 9(A) and (B) and 10(A) herein, whereupon you and Montgomery Correspondent Services, a division of Banc of America Securities LLC shall have entered into this Agreement.

Very truly yours,

MONTGOMERY CORRESPONDENT SERVICES
a division of Banc of America Securities LLC



By: /s/ Seth J. Gersch

Seth J. Gersch, President and Chief Executive Officer



Accepted and Agreed:

Name of Introducing Broker

By: /s/ Peter W. Badger

Peter Badger W. Badger, President and Partner

Date: